                                                                    EXHIBIT 99.1

(AMERICAN HOMEPATIENT LOGO)                                         NEWS RELEASE
--------------------------------------------------------------------------------

Contact:  Joseph F. Furlong          or               Stephen L. Clanton
          President and CEO                           Executive VP & CFO
          (615) 221-8884                              (615) 221-8884
                                                      PRIMARY CONTACT


FOR IMMEDIATE RELEASE


               AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
           THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

BRENTWOOD, Tenn. (November 2, 2005) - American HomePatient, Inc. (OTC: AHOM), one of the nation's largest home health care providers, today announced its financial results for the third quarter and nine months ended September 30, 2005.

Revenues for the third quarter of 2005 were $81.7 million compared to $83.5 million for the third quarter of 2004, representing a decrease of $1.8 million, or 2.2%. For the nine months ended September 30, 2005, revenues were $244.8 million compared to $251.5 million for the same nine month period in 2004, representing a decrease of $6.7 million, or 2.7%. Without the 2005 reimbursement reductions associated with the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 described below, revenues would have increased $1.6 million, or 1.9%, for the third quarter and $2.9 million, or 1.2%, for the nine months ended September 30, 2005.

Net income for the third quarter of 2005 was $2.4 million compared to $3.0 million for the third quarter of 2004, representing a decrease of $0.6 million, or 20%. For the nine months ended September 30, 2005, net income was $6.0 million compared to $5.0 million for the same nine month period in 2004, representing an increase of $1.0 million, or 20%. Diluted earnings per share for the current quarter were $0.13 compared to $0.18 for the same quarter last year. For the nine month period, diluted earnings per share were $0.34 for 2005 compared to $0.29 for 2004.

Revenues and net income in the third quarter and first nine months of the current year have been negatively impacted by the 2005 reimbursement changes associated with the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 ("MMA"). These reimbursement changes reduced net income for the third quarter by approximately $4.6 million, comprised of $3.4 million in reimbursement reductions and $1.2 million in increased cost of sales. The reimbursement reductions of $3.4 million include reductions in inhalation drugs of $1.0 million, reductions in certain items of durable medical equipment of $0.5 million, and reductions in oxygen of $1.9 million.

For the nine months ended September 30, 2005, reimbursement changes associated with the MMA reduced net income by approximately $12.8 million, comprised of $9.6 million in reimbursement reductions and $3.2 million in increased cost of sales. The reimbursement reductions of $9.6 million include reductions in inhalation drugs of $4.0 million, reductions in certain items of durable medical equipment of $1.5 million, and reductions in oxygen of $4.1 million.

Net income was positively impacted in the third quarter and nine months ended September 30, 2005 by reductions in operating expenses compared to the same periods last year. For the third quarter, operating expenses decreased approximately $1.6 million, or 3.9%, and for the nine month period, operating expenses decreased approximately $9.0 million, or 7.0%. The reductions in operating expenses are a direct result of the Company's initiatives to improve productivity and reduce costs in its branches and billing centers.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non GAAP financial measurement that is calculated as net income excluding interest, taxes, depreciation and amortization. EBITDA for the third quarter of 2005 was $13.8 million compared to $14.6 million for the same period last year. For the first nine months of 2005, EBITDA was $39.8 million compared to $39.2 million for the same period last year. Adjusted EBITDA (calculated as EBITDA excluding reorganization items) for the third quarter of 2005 was $14.0 million, or 17.1% of revenues, compared to $15.0 million, or 18.0% of revenues, for the third quarter of 2004. For the first nine months of 2005, adjusted EBITDA was $
40.1 million, or 16.4% of revenues, compared to $39.8 million, or 15.8% of revenues, for the first nine months of 2004. The 2005 reimbursement reductions, as discussed above, reduced EBITDA and adjusted EBITDA by $4.6 million in the third quarter of 2005 and by $12.8 million in the nine months ended September 30, 2005.


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REIMBURSEMENT UPDATE


The United States Congress is currently considering legislation to reduce the spending for entitlement programs over the next five years as part of the reconciliation process associated with the federal budget for the 2006 fiscal year. The Senate has proposed cuts in both the Medicare and Medicaid programs. Of particular concern to management, is the Senate's proposal to eliminate the Medicare capped rental payment methodology currently in place for certain items of durable medical equipment. If this provision is enacted into law, these items would be rented for thirteen months, at which time the rental payments would stop and the title would transfer to the patient. Under the current capped rental payment methodology, the rental payments for these items stop after fifteen months of rental if the patient does not elect an option to purchase the equipment after 13 months of rental. Additionally, a maintenance payment is paid every six months equal to one month's rental payment and the ownership of the item remains with the Company. If the elimination of capped rental is enacted into law, management estimates that the Company's revenues would be reduced by approximately $5.8 million on an annual basis. Management also expects that there would likely be a one-time non-cash charge to depreciation expense to reflect a shortening of the estimated useful lives of existing durable medical equipment items affected by this change. Analyses are in process to estimate this depreciation impact. The House of Representatives has proposed changes to the Medicaid program only, which do not impact Medicare capped rental. Both houses of Congress are scheduled to vote on their separate reconciliation bills the week of November 7, 2005. The House and Senate must then resolve the differences between their two bills before being sent to the President for signature.

Additionally, the Company is awaiting the announcement of the 2006 inhalation drug dispensing fee. The Centers for Medicare and Medicaid Services has previously announced that the 2006 dispensing fee for inhalation drugs will likely be less than the dispensing fee in effect for 2005. The ability of the Company to continue to provide inhalation drugs after 2005 will depend upon the amount of the dispensing fee for 2006 and beyond. Providers, such as the Company, could be forced to exit the inhalation drug business depending on the magnitude of a reduction in the dispensing fee.

American HomePatient, Inc. is one of the nation's largest home health care providers with 265 centers in 34 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.

American HomePatient, Inc. prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). American HomePatient, Inc. also provides information related to non GAAP financial measurements such as, EBITDA, adjusted EBITDA and, from time to time, other non GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non GAAP measures to the Company's GAAP financial statements, the Company clearly defines EBITDA and adjusted EBITDA, and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non GAAP financial measurement, as a performance measure to assist in analyzing the Company's operations and in comparing the Company to its competitors. The Company provides other non GAAP financial measurements, such as adjusted EBITDA, that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company's current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company's GAAP financial statements.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding current and future reimbursement rates, as well as reimbursement reductions and the Company's ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to risks, uncertainties, and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.


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AMERICAN HOMEPATIENT, INC.                                            SCHEDULE A
Summary Financial Data
(In thousands, except per share data)

                                                                           THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                             SEPTEMBER 30,               SEPTEMBER 30,
                                                                        ----------------------      ------------------------
                                                                          2005          2004          2005           2004
                                                                        --------      --------      ---------      ---------
                                                                              (UNAUDITED)                  (UNAUDITED)
Revenues, net                                                           $ 81,707      $ 83,493      $ 244,812      $ 251,517
Cost of sales and related services                                        19,344        17,463         58,642         53,919
Cost of rentals and other revenues, including rental equipment
   depreciation                                                           10,116         9,937         29,773         29,084
Operating expenses                                                        39,692        41,316        118,908        127,913
Bad debt expense                                                           2,203         2,708          7,078          9,187
General and administrative expenses                                        4,177         4,201         12,484         12,710
Depreciation, excluding rental equipment, and amortization                   776           797          2,439          2,434
Interest expense, net                                                      4,304         4,587         12,907         13,894
Other income, net                                                           (262)          (49)          (417)          (192)
Earnings from unconsolidated joint ventures                               (1,245)       (1,026)        (3,624)        (3,257)
                                                                        --------      --------      ---------      ---------

INCOME FROM OPERATIONS BEFORE REORGANIZATION ITEMS AND INCOME TAXES        2,602         3,559          6,622          5,825

Reorganization items                                                         146           449            333            520
                                                                        --------      --------      ---------      ---------
INCOME FROM OPERATIONS BEFORE INCOME TAXES                                 2,456         3,110          6,289          5,305

Provision for income taxes                                                    87           100            270            300
                                                                        --------      --------      ---------      ---------
NET INCOME                                                              $  2,369      $  3,010      $   6,019      $   5,005
                                                                        ========      ========      =========      =========



Basic income per common share                                           $   0.14      $   0.18      $    0.35      $    0.30
Diluted income per common share                                         $   0.13      $   0.18      $    0.34      $    0.29

------------------------------------------------------------------------------------------------------------------------------------

                                                                     SEPTEMBER 30,  DECEMBER 31,
                                                                          2005          2004
                                                                     -------------  ------------
                                                                              (UNAUDITED)
Cash and cash equivalents                                               $  6,966      $  5,772
Restricted cash                                                              650           650
Net patient receivables                                                   53,822        50,851
Other receivables                                                          1,113         1,666
                                                                        --------      --------
        Total receivables                                                 54,935        52,517
Other current assets                                                      18,397        22,308
                                                                        --------      --------
        Total current assets                                              80,948        81,247
Property and equipment, net                                               56,822        58,005
Goodwill                                                                 121,834       121,834
Other assets                                                              21,627        21,978
                                                                        --------      --------
        TOTAL ASSETS                                                    $281,231      $283,064
                                                                        ========      ========

Accounts payable                                                        $ 17,687      $ 17,842
Current portion of long-term debt and capital leases                         882           885
Other current liabilities                                                 26,179        30,951
                                                                        --------      --------
        Total current liabilities                                         44,748        49,678

Long-term debt and capital leases, less current portion                  250,001       251,033
Other noncurrent liabilities                                                  54         2,548
                                                                        --------      --------
        Total liabilities                                                294,803       303,259

        Minority interest                                                    609           534

        Total shareholders' deficit                                      (14,181)      (20,729)
                                                                        --------      --------
        TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                     $281,231      $283,064
                                                                        ========      ========







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AMERICAN HOMEPATIENT, INC.                                            SCHEDULE B
Reconciliation of Non-GAAP Financial Measurements to GAAP Financial Statements (In thousands)


                                                                              THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                                  SEPTEMBER 30,            SEPTEMBER 30,
                                                                              --------------------      --------------------
                                                                               2005         2004         2005         2004
                                                                              -------      -------      -------      -------
                                                                                  (UNAUDITED)               (UNAUDITED)
Net income                                                                    $ 2,369      $ 3,010      $ 6,019      $ 5,005

Add:

  Provision for income taxes                                                       87          100          270          300

  Interest expense, net                                                         4,304        4,587       12,907       13,894

  Rental equipment depreciation                                                 6,277        6,071       18,173       17,600

  Other depreciation  and amortization                                            776          797        2,439        2,434
                                                                              -------      -------      -------      -------

Earnings before interest, taxes, depreciation, and amortization (EBITDA)       13,813       14,565       39,808       39,233

Add:

  Reorganization items                                                            146          449          333          520
                                                                              -------      -------      -------      -------

Adjusted EBITDA (EBITDA excluding reorganization items)                       $13,959      $15,014      $40,141      $39,753
                                                                              =======      =======      =======      =======







                                                                           THREE MONTHS ENDED       NINE MONTHS ENDED
                                                                              SEPTEMBER 30,           SEPTEMBER 30,
                                                                           ------------------      --------------------
                                                                            2005        2004        2005         2004
                                                                           ------      ------      -------      -------
                                                                              (UNAUDITED)              (UNAUDITED)
Revenues, net                                                              81,707      83,493      244,812      251,517

Add:

  Impact of 2005 MMA reimbursement reductions                               3,392        --          9,648         --
                                                                           ------      ------      -------      -------
  Revenue, net, excluding impact of 2005 MMA reimbursement reductions      85,099      83,493      254,460      251,517
                                                                           ======      ======      =======      =======